Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 33-50612, 33-68422, 333-28297, 333-42078, 333-84271, 333-84277, 333-106921,
333-30430, 333-62878 and 333-89472 of InfoNow Corporation on Forms S-8 and Registration No. 333-41760 of InfoNow Corporation on Form S-3 of our report dated March 30, 2005 appearing in this Annual Report on Form 10-KSB of InfoNow Corporation for the year ended December 31, 2004.


/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
March 30, 2005